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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          CYPRUS AMAX MINERALS COMPANY
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                (Name of Registrant as Specified In Its Charter)

                            PHELPS DODGE CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------
NOTES:
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                        [Phelps Dodge Corporation Logo]

September 16, 1999


Dear Cyprus Amax Shareholder:

                      HAVE YOU SEEN YOUR DIRECTORS LATELY?

We haven't. In August we proposed to your Board and management a compelling 3-way merger that would provide you a substantial premium for your shares. However, your directors have repeatedly refused to meet with us to inform themselves about our offer. Instead we were told that they were prohibited by their own agreement from doing so -- a revolutionary new "EYES WIDE SHUT" entrenchment defense.

Therefore, we've gone directly to you through our exchange offer. OUR OFFER PROVIDES YOU WITH A SIGNIFICANT PREMIUM, A $2.00 ANNUAL CASH DIVIDEND AND SUBSTANTIAL UPSIDE POTENTIAL. Yet your Board rejected our superior, premium proposal as "inadequate" and instead endorsed the no-premium Asarco/Cyprus Amax merger.

Without even talking to us, how can your Board have determined that our premium offer is "inadequate" and their no-premium deal is "fair"?

Is it because the Asarco/Cyprus Amax transaction all but guarantees senior management their jobs into 2002, with lucrative new employment contracts that cannot be changed without approval by 75% of the Board?

Clearly, your Board's decision cannot be based on performance. OVER THE PAST 15 YEARS, PHELPS DODGE HAS PRODUCED A TOTAL SHAREHOLDER RETURN OF 1024%, while Asarco and Cyprus Amax have returned only 25% and 102%, respectively.(1)

Asarco and Cyprus Amax have only begun looking at tough management decisions in the face of the competing Phelps Dodge proposal. When our proposal was announced, they changed the synergy numbers they had announced on July 15. We wouldn't be surprised if they changed these numbers a few more times before your shareholders meeting on September 30.

Asarco and Cyprus Amax have also tried to confuse you with a barrage of production and capacity statistics. We haven't seen an emphasis on these kinds of numbers since the fall of Soviet-style economic planning. Why not just compare the value of the two proposals -- ours with theirs.


--------

(1) Total 15-year shareholders return through 8/11/99; Cyprus Amax returns measured from 5/85 IPO.

Don't be confused by the Asarco/Cyprus Amax rhetoric. We believe that the principal obstacles to completing a 3-way merger -- and therefore the principal obstacle to you receiving our superior price and performance -- are the numerous entrenchment devices the Cyprus Amax and Asarco Boards are placing between you and value.

SEND YOUR BOARD A CLEAR MESSAGE THAT YOU WANT SUPERIOR VALUE. VOTE NO TO THE ASARCO/CYPRUS AMAX NO-PREMIUM MERGER BY SIGNING, DATING AND RETURNING THE GOLD PROXY CARD TODAY.

Thank you for your support.


PHELPS DODGE CORPORATION


             IF YOU NEED HELP VOTING YOUR SHARES OR HAVE QUESTIONS, PLEASE CALL INNISFREE M&A INCORPORATED TOLL FREE AT 877-750-5838.


This letter is neither an offer to exchange nor a solicitation of an offer to exchange the common stock of Asarco or Cyprus Amax for common stock of Phelps Dodge. The offers are being made solely by means of Phelps Dodge's Prospectus and related letter of Transmittal. This letter shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                        [Phelps Dodge Corporation Logo]

September 16, 1999


ASARCO and Cyprus Amax Shareholders:

                      HAVE YOU SEEN YOUR DIRECTORS LATELY?

WE HAVEN'T. In August, Phelps Dodge proposed to your Boards and management a compelling 3-way merger that would provide you substantial premiums for your shares. However, your directors have repeatedly refused to meet with us to inform themselves about our offers--a revolutionary new "EYES WIDE SHUT" entrenchment defense.

Therefore we've gone directly to you, through our exchange offers. Our offers provide you with significant premiums, a $2.00 annual cash dividend and substantial upside potential. Yet your Boards rejected our superior premium proposals as "inadequate" and instead endorsed the no-premium ASARCO/Cyprus Amax merger.

WITHOUT EVEN TALKING TO US, HOW CAN YOUR BOARDS HAVE DETERMINED THAT OUR PREMIUM OFFERS ARE "INADEQUATE" AND THEIR NO-PREMIUM DEAL IS "FAIR"?

IS IT BECAUSE THE ASARCO/CYPRUS AMAX TRANSACTION ALL BUT GUARANTEES SENIOR MANAGEMENT THEIR JOBS INTO 2002, WITH LUCRATIVE NEW EMPLOYMENT CONTRACTS?

Clearly, their decisions cannot be based on performance. Over the past 15 years, Phelps Dodge has produced a total shareholder return of 1024%--while ASARCO and Cyprus Amax have returned only 25% and 102%, respectively.(1)

Don't be confused by the ASARCO/Cyprus Amax rhetoric. We believe the principal obstacles to completing a 3-way merger--and therefore, the principal obstacle to you receiving our superior price and performance--are the numerous entrenchment devices the ASARCO and Cyprus Amax Boards are placing between you and value.

SEND YOUR BOARDS A CLEAR MESSAGE THAT YOU WANT SUPERIOR VALUE. VOTE NO TO THE ASARCO/CYPRUS AMAX NO-PREMIUM MERGER BY SENDING IN YOUR BLUE ASARCO AND GOLD CYPRUS AMAX PROXY CARDS.

IF YOU NEED HELP VOTING YOUR SHARES AGAINST THE ASARCO/CYPRUS AMAX NO-PREMIUM MERGER, PLEASE CALL INNISFREE M&A INCORPORATED TOLL FREE AT 877-750-5838.

                        [Phelps Dodge Corporation Logo]

--------

(1) Total 15-year shareholder return through 8/11/99; Cyprus Amax returns measured from 5/85 IPO.
This advertisement is neither an offer to exchange nor a solicitation of an offer to exchange the common stock of ASARCO or Cyprus Amax for common stock of Phelps Dodge. The offers will be made solely by means of Phelps Dodge's Prospectus and the related Letter of Transmittal. This advertisement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                      ASARCO and Cyprus Amax Shareholders:

                            PERFORMANCE vs. PROMISES



15-YEAR PERFORMANCE FOR SHAREHOLDERS

[Graphical design omitted
The graph displays the total return on common stock of Phelps Dodge (1024%), Cyprus Amax (102%) and Asarco (25%) over the past 15 years using a base date of August 10, 1984. Source: Morgan Stanley Dean Witter Note: Cyprus Amax returns measured from 5/85 IPO.]


Do you want Phelps Dodge's proven performance - or more promises from ASARCO and Cyprus Amax?


Which stock do you want to own - new ASARCO Cyprus shares created in their no-premium merger or Phelps Dodge shares through premium offers for your shares? The choice is yours.


Don't be confused by the rhetoric. Your votes at the September 30 shareholder meetings are simply about value -- and which company you believe will deliver it.




--------------------------------------------------------------------------------
If you need help voting your shares AGAINST the ASARCO/Cyprus Amax no-premium merger, please call INNISFREE M&A INCORPORATED toll-free at 877-750-5838.
--------------------------------------------------------------------------------


                            PHELPS DODGE CORPORATION


     This advertisement is neither an offer to exchange nor a solicitation of an offer to exchange the common stock of Asarco or Cyprus Amax for common stock of Phelps Dodge. The offers will be made solely by means of Phelps Dodge's Prospectus and the related Letter of Transmittal. This advertisement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state